Exhibit (32)a
Certification of Chief Executive Officer
Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code
I, Thomas J. Falk, Chief Executive Officer of Kimberly-Clark Corporation, certify that, to my knowledge:

(1)
the Form 10-Q, filed with the Securities and Exchange Commission on October 21, 2015 (“accompanied report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the accompanied report fairly presents, in all material respects, the financial condition and results of operations of Kimberly-Clark Corporation.

/s/ Thomas J. Falk
Thomas J. Falk
Chief Executive Officer

October 21, 2015